CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 333-103193/811-03713 on Form N-6 of our report dated April 12, 2021, relating to the statutory-basis financial statements of New England Life Insurance Company, appearing in form N-VPFS of New England Variable Life Separate Account for the year ended December 31, 2020. We also consent to the reference to us under the heading “Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 28, 2021